EXHIBIT 99.1


WOODHEAD INDUSTRIES REPORTS CONTINUED YEAR-OVER-YEAR IMPROVEMENT
FOR FISCAL THIRD QUARTER - NET INCOME UP 34%

DEERFIELD, IL - July 23, 2003 -- Woodhead Industries, Inc., (Nasdaq: WDHD) today announced financial results for its fiscal third quarter ended June 28, 2003 that were higher than the company's original guidance. The Company reported third quarter total revenues of $46.7 million, a 2.4% increase over the last year. Income from operations (including a restructuring charge of $1.2 million related to the previously announced migration of operations from the Company's Aero-Motive subsidiary to its plant in Juarez, Mexico) was $2.3 million in the quarter, compared to $3.3 million last year. Net income was $2.0 million, or $0.17 per share, up from $1.5 million or $0.13 per share per share last year.

Philippe Lemaitre, Woodhead Industries' President and Chief Executive Officer, commented, "Given the continued weakness in the manufacturing and industrial sector, we are comfortable with this quarter's results. Internationally, we performed well, and we expect our global presence to be a source of continued support for the remainder of the year. We remain focused on lean production methods that position us strategically to take advantage of the market for our products when the economy recovers."

THIRD QUARTER RESULTS
Total revenues for the 2003 fiscal third quarter were $46.7 million, up from $45.6 million in the same quarter last year. The strengthening of foreign exchange rates increased revenue by $2.9 million while the sale of the AKAPP operation earlier in the year reduced revenue by $1.3 million when compared to the prior year. Income from operations for the quarter was $2.3 million. Net income was $2.0 million, or $0.17 per share; both up from fiscal third quarter 2002. This quarter's results included a $0.06 restructuring charge related to the Aero-Motive action, a $0.05 charge for an unfavorable value added tax ruling in Mexico, a $0.14 gain due to a foreign currency transaction gain and a $0.04 gain for the reduction in retiree medical expense liabilities.

Discussing the Company's performance geographically, Robert Fisher, Vice President of Finance and Chief Financial Officer noted, "Similar to last quarter, our international sales continued to be strong, increasing 14% compared to last quarter and 16% over last year. U.S. sales continued to follow the general economic trend and were down 6% versus last quarter and last year. International sales made up 43% of total third quarter sales, up from 39% last quarter and 38% last year."

In the Connectivity Segment, third quarter sales were $33.9 million and income from operations was $1.7 million versus $31.7 million and $2.5 million, respectively, last year. Year-over-year sales benefited from the impact of exchange rate changes but profits were down due to the sales mix shift to lower margin locations. The Electrical Segment sales in the quarter were $12.8 million, down 8% compared to last year due to the sale of the AKAPP operation earlier this year. Income from operations in the Electrical Segment was $25,000 versus $1.2 million last year due to the restructuring costs at Aero-Motive.

Cash flow from operations was $5.8 million for the third quarter as the company continued to make improvements in its working capital accounts and cash on hand at the end of the quarter was $25.1 million. Backlog at the end of the third quarter decreased to $15.3 million, compared to $17.0 million at the end of the second quarter and $16.2 million a year ago.

OUTLOOK

Lemaitre further commented, "The Institute for Supply Management announced that its index of manufacturing activity increased to 49.8 in June from 49.4 in May. Although the index showed a slight improvement, June marked the fourth consecutive month of shrinking manufacturing activity. Given the continued environment, we expect fourth quarter revenues to be flat compared to the third quarter and earnings per share to be in the range $0.01 to $0.03 including a $0.09 charge for the Aero-Motive restructuring expenses. Also, we have several companies interested in purchasing some of the Aero-Motive product lines and any agreements reached during the fiscal fourth quarter would significantly improve this forecast."


This press release contains statements that are forward-looking. These statements are based on current expectations that are subject to risks and uncertainties. In particular, such risks include future actions, prospective products, future performance or results of current or anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, general economic and business conditions, currency fluctuations, competition, and other issues discussed in our Form 10-K and other SEC filings.

CONFERENCE CALL
Woodhead Industries, Inc., will host a conference call today, July 23, 2003, at 11:00 am EDT to discuss performance and financial results for the fiscal third quarter. To access a live Internet webcast of the conference call, visit the Company's website at www.woodhead.com and select the webcast icon. A replay of the conference call will be archived and available on the Company's website following the live event.

ABOUT WOODHEAD INDUSTRIES, INC.
Woodhead Industries, Inc. develops, manufactures and markets electronic and industrial communications products, primarily serving the global automation and control market with connectivity solutions and specialty electrical products. Through its connectivity group, Woodhead provides the industrial automation industry with a single, worldwide source for industrial communications and connectivity solutions. Its product lines, comprised of five industry-leading brands: SST(TM), Brad Harrison(R), mPm(TM), RJ-Lnxx(R), and applicom(R) make Woodhead the premier supplier of application-specific connectivity solutions.

For further information contact: Robert Fisher, Vice President, Finance and CFO,
(847) 317-2400, e-mail: rfisher@woodhead.com, or http://www.woodhead.com.
                        --------------------     -----------------------

                               [TABLES TO FOLLOW]

WOODHEAD INDUSTRIES, INC. Consolidated Income Statement
(Amounts in thousands, except per share data)

                                                            QUARTER ENDED                       NINE MONTHS ENDED
                                                 6/28/2003  6/29/2002    % CHANGE       6/28/2003  6/29/2002    % CHANGE
                                                 --------------------------------       --------------------------------
NET SALES                                        $ 46,694    $ 45,603        2.4%       $134,736    $126,803        6.3%
  Cost of Sales                                    30,065      28,174        6.7%         85,469      79,296        7.8%
                                                 --------------------                   --------------------
GROSS PROFIT                                       16,629      17,429       (4.6%)        49,267      47,507        3.7%
  % of Net Sales                                    35.6%       38.2%                       36.6%       37.5%
OPERATING EXPENSES                                 13,152      14,110       (6.8%)        41,254      40,544        1.8%
RESTRUCTURING AND OTHER RELATED CHARGES             1,155          --                      1,155       1,015
                                                 --------------------                   --------------------
TOTAL OPERATING EXPENSE                            14,307      14,110        1.4%         42,409      41,559        2.0%
  % of Net Sales                                     30.6%       30.9%                      31.5%       32.8%
INCOME FROM OPERATIONS                              2,322       3,319      (30.0%)         6,858       5,948       15.3%
                                                 --------------------                   --------------------
  % of Net Sales                                      5.0%        7.3%                       5.1%        4.7%
OTHER EXPENSES
  Interest Expense                                    991         759       30.6%          2,302       2,305       (0.1%)
  Other (Income)/Expenses, Net                     (1,523)        (96)                    (2,610)        253
                                                 --------------------                   --------------------
OTHER EXPENSES                                       (532)        663     (180.2%)          (308)      2,558     (112.0%)
                                                 --------------------                   --------------------
INCOME BEFORE TAXES AND DISCONTINUED OPERATIONS     2,854       2,656        7.5%          7,166       3,390      111.4%
  % of Net Sales                                      6.1%        5.8%                       5.3%        2.7%
PROVISION FOR INCOME TAXES                            810       1,130      (28.3%)         2,165       1,576       37.4%
                                                 --------------------                   --------------------
INCOME FROM CONTINUING OPERATIONS                $  2,044    $  1,526       33.9%       $  5,001    $  1,814      175.7%
  % of Net Sales                                      4.4%        3.3%                       3.7%        1.4%
                                                 --------------------                   --------------------
DISCONTINUED OPERATIONS
  Income From Discontinued AKAPP Operations
    (Including Gain on Disposal of $725)               --          --                        733          --
  Income Tax Expense                                   --          --                          3          --
                                                 --------------------                   --------------------
INCOME FROM DISCONTINUED OPERATIONS                    --          --                        730          --
                                                 --------------------                   --------------------
NET INCOME                                       $  2,044    $  1,526       33.9%       $  5,731    $  1,814      215.9%
  % of Net Sales                                      4.4%        3.3%                       4.3%        1.4%
                                                 ====================                  =====================

EARNINGS PER SHARE, DILUTED
From continuing operations                       $   0.17    $   0.13       30.8%       $   0.42      $ 0.15      180.0%
As reported                                      $   0.17    $   0.13       30.8%       $   0.48      $ 0.15      220.0%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
  Diluted                                          12,000      11,970        0.3%         11,962      11,821        1.2%
                                                 ====================                   ====================
DIVIDENDS PER SHARE                              $   0.09    $   0.09        0.0%       $   0.27    $   0.27        0.0%
                                                 ====================                   ====================


SEGMENT DATA                                        QUARTER ENDED:                         NINE MONTHS ENDED
                                                 6/28/2003  6/29/2002    % CHANGE       6/28/2003  6/29/2002    % CHANGE
                                                 --------------------------------       --------------------------------
Net Sales
---------
CONNECTIVITY                                     $ 33,867    $ 31,705        6.8%         $ 94,255  $ 83,785       12.5%
ELECTRICAL                                         12,827      13,898       (7.7%)          40,481    43,018       (5.9%)
                                                 --------------------                   --------------------
TOTAL                                            $ 46,694    $ 45,603        2.4%         $134,736 $ 126,803        6.3%
                                                 ====================                   ====================

Income From Operations
----------------------
CONNECTIVITY                                     $  1,669     $ 2,459      (32.1%)         $ 3,198   $ 2,820       13.4%
ELECTRICAL                                             25       1,299      (98.1%)           3,505     3,740       (6.3%)
CORPORATE AND OTHER                                   628        (439)                         155      (612)
                                                 --------------------                   --------------------
TOTAL                                            $  2,322     $ 3,319      (30.0%)         $ 6,858   $ 5,948       15.3%
                                                 ====================                   ====================

WOODHEAD INDUSTRIES, INC.  CONSOLIDATED BALANCE SHEET
(Amounts in thousands)

ASSETS                                                                                 6/28/2003   9/28/2002
                                                                                       ---------------------
CURRENT ASSETS
   Cash and short-term investments                                                     $  25,127    $ 13,152
   Accounts receivable                                                                    31,871      30,770
   Inventories                                                                            13,962      14,825
   Prepaid expenses                                                                        4,362       2,870
   Refundable income taxes                                                                 2,389       1,971
   Deferred income taxes                                                                   4,241       3,119
------------------------------------------------------------------------------------------------------------
   TOTAL CURRENT ASSETS                                                                   81,952      66,707
 Property, plant and equipment, net                                                       62,135      64,053
 Goodwill, net                                                                            32,163      28,757
 Deferred income taxes                                                                     2,028       3,339
 Other Assets                                                                              1,490       3,795
------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                           $179,768     $166,651
------------------------------------------------------------------------------------------------------------

 LIABILITIES AND STOCKHOLDERS' INVESTMENT
 Current Liabilities
   Accounts payable                                                                    $   9,187    $  9,119
   Accrued expenses                                                                       16,198      12,785
   Income taxes payable                                                                    1,028       1,640
 Current portion of long-term debt                                                         4,200       4,200
------------------------------------------------------------------------------------------------------------
 TOTAL CURRENT LIABILITIES                                                                30,613      27,744
 Long-term debt                                                                           36,600      36,600
 Deferred income taxes                                                                     2,350       1,771
 Other liabilities                                                                         3,519       3,191
------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES                                                                        73,082      69,306

 STOCKHOLDERS' INVESTMENT:
   Common stock at par (shares issued: 11,905 , at 6/28/03, 11,817 at 9/28/02)            11,905      11,817
   Additional paid-in capital                                                             17,419      16,526
   Deferred stock compensation                                                              (851)       (218)
   Accumulated other comprehensive income                                                  2,175      (4,292)
   Retained earnings                                                                      76,038      73,512
------------------------------------------------------------------------------------------------------------
      Total stockholders' investment                                                     106,686      97,345
------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES AND STOCKHOLDERS' INVESTMENT                                         $179,768    $166,651
------------------------------------------------------------------------------------------------------------